Exhibit 7.3

LOCK-UP AGREEMENT

Date: February 6, 2014

J. P. MORGAN SECURITIES LLC

As representative of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

(the “Representative”)

c/o	J. P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Re: GeoPark Limited —- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, Banco BTG Pactual S.A.—Cayman Branch and Itau BBA USA Securities, Inc., as representatives of the several Underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GeoPark Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters, of common shares, par value $0.001 per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC, who shall provide prior notice of such consent to the other Underwriters and who shall notify the other Underwriters upon receipt of any request by the undersigned for a release or waiver of the following restrictions, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC or any other securities regulatory authority a registration statement or similar application under the Securities Act or any other securities law relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (collectively with the Common Shares, the “Lock-Up Securities”) (including without limitation, Lock-Up Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, in each case other than:

(A) transfers of Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to any immediate family member (for purposes of this provision, “immediate family” shall mean any relationship by blood, marriage, civil union or adoption, not more remote than first cousin) or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(B) as a distribution to direct or indirect affiliates, limited partners, members or shareholders of the undersigned or other business entity in each case that controls, is controlled by or is under common control of the undersigned;

(C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities by the undersigned, provided that no sales of Lock-Up Securities shall be made pursuant to any such 10b5-1 plan prior to the expiration of the period ending 180 days after the date of the Prospectus and no public announcement or filing under the Exchange Act or any other applicable securities laws regarding the establishment of such plan will be required or voluntarily made by or on behalf of the undersigned or the Company during the 180 days after the date of the Prospectus;

(D) transfers of Lock-Up Securities expressly required pursuant to a court order or the order of any other authority having jurisdiction upon the undersigned;

(E) the disposition of Lock-Up Securities by the undersigned or the withholding of Lock-Up Securities by the Company in connection with the payment of taxes due by the undersigned with respect to the issuance or vesting of Lock-up Securities, insofar as such Lock-up Securities are issued, vested or outstanding as of the date hereof;

(F) purchases of Lock-Up Securities by the Company in connection with a termination of employment or resignation of a director, officer or employee; and

(G) transfers or dispositions of Common Shares acquired in open market transactions after completion of this offering;

provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (E), (F) or (G), no public report or filing by any party (donor, donee, transferor or transferee) under the Exchange Act or any other U.S., state or foreign securities laws or regulations or other public announcement in any jurisdiction shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13D (or 13D-A or 13G-A) that is required by law to be made after the expiration of the 180-day period referred to above).

The restrictions set forth in this Letter Agreement shall not apply to tenders of Common Shares or other Company securities made in response to a bona fide third-party take-over bid made to all holders of Common Shares or other Company securities, as applicable, or any other acquisition transaction whereby all or substantially all of the Common Shares or other Company securities, as applicable, are to be acquired by such third party; provided that in the event that such third-party take-over or other acquisition transaction is not completed, the Common Shares and other securities of the Company owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement and that all

Common Shares or other securities of the Company owned by the undersigned that are subject to this Letter Agreement and that are not transferred shall remain subject to the restrictions contained in this Letter Agreement.

The undersigned further agrees that the provisions in this letter shall be equally applicable to any Common Shares that the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC on behalf of the Underwriters, agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, J.P. Morgan Securities LLC, on behalf of the Underwriters, will notify the Company and the other Underwriters of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC, on behalf of the Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) February 28, 2014, if the Public Offering is not completed by such date.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Very truly yours,
Cartica Management, LLC
By:	/s/ Steven J. Quamme
Name: Steven J. Quamme
Title: Senior Managing Director
By:	/s/ Steven J. Quamme
Name: Steven J. Quamme